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                      RESTATED CERTFICIATE OF INCORPORATION

                                       OF

                              ROBOCOM SYSTEMS INC.

                Under Section 807 of the Business Corporation Law
                            of the State of New York



        The undersigned, being the President and Secretary, respectively, of Robocom Systems Inc., a New York corporation, hereby certify and sets forth as follows:

         FIRST: That the name of the corporation is Robocom Systems Inc. (the "Corporation").

         SECOND: That the Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on June 23, 1982 and was amended on October 30, 1995.

         THIRD: That the Certificate of Incorporation of the Corporation is hereby amended as follows:

                A. To change the Corporation's corporate purpose.

                B. To change the location of the office of the Corporation from Oyster Bay, County of Nassau, State of New York to County of Nassau, State of New York.

                C. To change the number and classes of the shares of capital stock that the Corporation is currently authorized to issue from 2,000,000 shares of Common Stock, $.01 value per share (of which 1,967,984 shares are presently issued and outstanding), to 10,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share; and to define the rights of all shares of capital stock of the Corporation.

                D. To change the address to which the Secretary of State of the State of New York shall mail a copy of any process against the Corporation which may be served upon him or her.

                E. To state that no holder of shares of the Corporation of any class shall have preemptive rights to acquire shares or other securities.


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                F. To limit the personal liability of directors to the extent permitted by Section 402(b) of the Business Corporation Law of the State of New York.

                G. To indemnify directors and officers to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York.

                Accordingly, the Certificate of Incorporation of the Corporation is hereby amended to effect the foregoing changes and is hereby restated as amended to read as herein set forth in full:

                        1. The name of the Corporation is Robocom Systems Inc.

                        2. The purpose for which the Corporation is formed is as follows:

                              To engage in any lawful act or activity for which
                           corporations may be formed under the Business Corporation Law of the State of New York (the "Business Corporation Law"), provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or any other body, without such approval or consent first being obtained. For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said Law or in accordance with the provisions of any other statute of the State of New York.

                        3. The office of the Corporation is to be located in the County of Nassau, State of New York.

                        4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 11,000,000, of which 10,000,000 shall be Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shall be Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative participating optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating options or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to determine the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be

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                        cumulative or not and to provide for and determine the
                        terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of Preferred Stock or any series thereof.

                        5. The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any such process so served is:

                              Robocom Systems Inc.
                              511 Ocean Avenue
                              Massapequa, New York, 11758
                              Attention: President

                        6. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                        7. A director of the Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719, or its successor, of the Business Corporation Law; or liability for any act or omission prior to the adoption of this provision.

                        8. The Corporation shall indemnify any person to the fullest extent permitted by the Business Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person acting as a director or officer of the Corporation, and shall to the fullest extent permitted by the Business Corporation Law, as amended from time to time, advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person acting as a director or officer of the Corporation, and shall, to the fullest extent permitted by the Business Corporation Law, as amended from time to time, advance all expenses

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                        incurred in or paid by such person in connection with,
                        and until disposition of, any action, suit, investigation of proceeding arising out of or relating to the performance of services by such person acting as a director or officer of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         FOURTH:The foregoing amendments to, and this restatement of, the Certificate of Incorporation of the Corporation were authorized by (i) the unanimous approval of the Board of Directors of the Corporation, followed by
(ii) the unanimous approval of the holders of all outstanding shares of the Corporation entitled to vote thereon.

        IN WITNESS WHEREOF, the undersigned, President and Secretary of the Corporation, have each executed this Restated Certificate of Incorporation on May __, 1997, and each hereby affirms, under penalties of perjury, that the statements contained herein are true.

                                    ------------------------------
                                    Irwin Balaban
                                    President


                                    ------------------------------
                                    Secretary

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